Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Vicor Technologies, Inc.
(formerly SRKP 6, Inc.)

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated February 16, 2007, except for Note 1 which is March 30, 2007, relating to the consolidated financial statements of Vicor Technologies, Inc. (formerly SRKP 6, Inc.) and Subsidiaries for the years ended December 31, 2005 and 2006. We also consent to the reference to our Firm under the caption ‘‘Experts.’’

June 21, 2007

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP